Exhibit 10.26
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          1997 Director Stock Compensation and Option Plan Certificate

                             ESCALADE, INCORPORATED

                           Non-Qualified Stock Option

Escalade, Incorporated, an Indiana Corporation with its principal place of business in Evansville, Indiana, hereby grants to the Director named below an option to purchase, in accordance with and subject to the terms and restrictions of the Escalade, Incorporated 1997 Director Stock Compensation and Option Plan, the number of shares of the Common Stock of Escalade, Incorporated at the price set forth herein as follows:

Director        _______________________

Number of Shares on which Option is Granted: ____________

Option Price per Share:    $___________

Date of Grant:    ______________
Expiration Date:  ______________

This option is exercisable 100% after _____________, and until expiration.

Participation in this Plan is open to all members of the Board of Directors of the Company, whether or not they are salaried officers or employees of the company or any subsidiary. The option shall be subject to the terms and conditions of Article (5) of the plan.

This Plan is intended to be self-governing and requires no discretionary action by any administrative body with respect to any transaction under the Plan. All grants of options to directors under the Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the terms of the Plan. To the extent, if any, that questions of administration arise, they shall be resolved by the entire Board of Directors.

The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive such delivery notice as far in advance as practicable and the Company may defer making delivery, if any such tax is payable, until indemnified to its satisfaction.

The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to, or otherwise reflect, any change in applicable laws or regulations; or to permit the Company or its directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that no amendment shall be made without Share Owner approval, which increases the number of shares reserved for issuance hereunder. No such amendment, suspension or termination shall impair the rights of directors under any outstanding options.

                                       ESCALADE, INCORPORATED

                                       /s/ C. W. (BILL) REED
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                                       C. W. (Bill) Reed, President, CEO

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